Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

April 4, 2022

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Senior Vice President

402-952-1235

America First Multifamily Investors, L.P. Announces Effectiveness of 1-for-3 Reverse Unit Split

OMAHA, Nebraska -- America First Multifamily Investors, L.P. (NASDAQ: ATAX) (the “Partnership” or “ATAX”) announced today that its previously announced 1-for-3 reverse unit split (the “Reverse Unit Split”) of its beneficial unit certificates representing assigned limited partnership interests (“BUCs”) became effective after market close on April 1, 2022. The Partnership's BUCs will commence trading on a split-adjusted basis as of market open on April 4, 2022. The BUCs will continue to trade on the Nasdaq Global Select Market under the symbol “ATAX.” In connection with the Reverse Unit Split, the CUSIP number for the BUCs changed to 02364V 206.

As a result of the Reverse Unit Split, holders of BUCs received one BUC for every three BUCs owned at the close of business on April 1, 2022. All fractional BUCs created by the Reverse Unit Split were rounded to the nearest whole BUC, with any fraction equal to or above 0.5 BUC rounded up to the next higher BUC, as provided by the Partnership’s limited partnership agreement.

Immediately prior to the Reverse Unit Split, there were 66,049,908 BUCs issued and outstanding, and immediately after the Reverse Unit Split the number of issued and outstanding BUCs decreased to approximately 22,016,636. There is not expected to be any direct economic consequence to the Partnership or its unitholders from the Reverse Unit Split. The Reverse Unit Split will affect all BUC holders proportionally and will not alter any BUC holder’s percentage interest in the Partnership’s capital, except to the extent that the Reverse Unit Split would result in some BUC holders owning a fractional BUC. The Partnership pursued the Reverse Unit Split primarily to increase the BUC price on the Nasdaq Global Select Market and to make the BUCs more attractive to investors.

The Partnership’s transfer agent, America Stock Transfer & Trust Company (“AST”), is acting as the exchange agent for the Reverse Unit Split. Unitholders holding their BUC in book-entry form or in brokerage accounts need not take any action in connection with the Reverse Unit Split. Beneficial holders are encouraged to contact their bank, broker or custodian with any procedural questions. Unitholders holding physical certificates will be required to surrender such certificates, together with a Letter of Transmittal, to AST. Unitholders will have post-split BUCs reflected in book-entry form. However, AST will issue new physical certificates to such holders who request a new certificate. Holders may contact AST by phone at (800) 937-5449 or by email at help@astfinancial.com.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Certain statements in this report are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: risks involving current maturities of financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, mortgage revenue bond investment valuations and overall economic and credit market conditions; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.